Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (AMEX: RVR)

Contact: Address: Phone:	Mark R. Ruh President & Chief Operating Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (317) 806-2166 x 6468	Martin J. Szumski Chief Financial Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (858) 759-6057

October 21, 2008

WHITE RIVER CAPITAL, INC. ANNOUNCES ESTIMATED NET
OPERATING EARNINGS OF $1.3 MILLION TO $1.5 MILLION
FOR THE THIRD QUARTER OF 2008; TAKES ACTION
REGARDING GOODWILL VALUE

Indianapolis, Indiana . . . White River Capital, Inc. (AMEX: RVR) ("White River") today announced estimated net operating earnings for the third quarter of 2008 of between $1.3 million and $1.5 million, or $0.33 and $0.38 per diluted common share. Net operating earnings do not include a pre-tax, non-cash write-off of $34.5 million White River recorded for the third quarter related to the impairment of goodwill. When this item is included, the net loss for the third quarter of 2008 is expected to range from $20.6 million to $20.4 million, or $5.24 and $5.19 per diluted common share. White River expects to release its third quarter results in late October.

Mark Ruh, President and COO of White River, stated, "We expect a strong quarter from a net operating earnings standpoint of between $1.3 million and $1.5 million. White River's operating performance is a direct result of the company's strong balance sheet, high profitability and solid core franchise.”

During the third quarter, as part of the annual goodwill impairment test required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, White River’s total goodwill of $34.5 million was written off.  This write-off is a result of the continued volatility throughout the financial services industry and the effect such volatility has had on the market prices of financial services stocks. The goodwill write-off had no effect on White River's cash balances, liquidity or borrowing capacity.

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 20 states – Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Louisiana, Maryland, Mississippi, Nevada, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia and Washington – through its 17 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $98.9 million at June 30, 2008.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of $4.2 million in non-prime auto receivables, as of June 30, 2008.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s website located at: www.WhiteRiverCap.com.  This site includes financial highlights, stock information, public filings with the Securities and Exchange Commission (“SEC”), and corporate governance documents.  The SEC public filings available for review include but are not limited to:

o	White River’s Annual Report on Form 10-K for the year ended December 31, 2007,
o	its Proxy Statement on Schedule 14A dated April 10, 2008, and
o	its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2008.

White River’s public filings with the SEC also can be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding White River’s financial position and liquidity, the future financial performance of White River, its prospects for future earnings, and the prospective timing of the proposed merger of First Chicago into White River.  All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	the unpredictability and volatility of the market price and trading volume of our common stock;
•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies; and
•	potential failure to obtain shareholder or regulatory approval for the merger or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

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